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                                                                       Exhibit 1


IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.

    American International Group, Inc. -- Subsidiary Information

American Home Assurance Company

    Insurance Company pursuant to Rule 13d-1(b)(1)(ii)(C)

           Category Symbol:           IC


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